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                                                                   EXHIBIT 10.41



                      XXSYS TECHNOLOGIES, INC. ("COMPANY")

                         1996 STOCK OPTION PLAN ("PLAN")
                               (1,000,000 SHARES)

                                 MARCH 29, 1996


1.         PURPOSE.

           The purpose of the XXSYS TECHNOLOGIES, INC. 1996 Stock Option Plan is to grant key employees and directors an opportunity to acquire common stock in the Company, thereby providing them with an inducement to remain in the service of the Company and contribute to the Company's success, and to aid in attracting other capable personnel. Some or all of the options granted to employees and directors under the Plan may be intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code.

2.         DEFINITIONS.

           As used  in the Plan:

           (a) "Board" means the Board of Directors of the Company.

           (b) "Committee" means the Stock Option Committee, if any, appointed by the Board from among its members. If no committee has been appointed, "Committee" shall refer to the Board, unless the context indicates otherwise.

           (c) "Company" means XXsys Technologies, Inc., a California corporation, and any parent or majority-owned subsidiary corporation.

           (d) "Plan" means the XXsys Technologies, Inc. 1996 Stock Option Plan, as amended from time-to-time.

           (e) "Stock" means the common stock of the Company.

3.         ADMINISTRATION.

           (a) AUTHORITY OF THE COMMITTEE: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

           (1) the persons to whom options to purchase shares of Stock shall be granted;

           (2)        the number of shares to be optioned to each optionee;

           (3) the price to be paid for the shares upon the exercise of each option;

           (4) the period within which each option may be exercised, including any vesting requirements; and


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           (5)        the terms and conditions of each stock option agreement to be entered into between the Company and the optionee.

           (b) GRANTS TO THE BOARD OR COMMITTEE MEMBERS; FORMULA OPTIONS FOR OUTSIDE DIRECTORS: The Committee may not grant an option to any member of the Board or the Committee. An option may be granted to a director or a member of the Committee only by the action of the Board, with a majority of the Board and a majority of the directors acting in the matter being disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

           Directors who are not full-time employees of the Company will, automatically and without action by the Board or Committee, be granted under the Plan, for each year of service as a director, a five-year option to purchase 4,000 shares of Stock, in addition to any other compensation payable (including other stock options which may be granted) to directors for their services. Such option shall be granted annually beginning on the date a person becomes an outside director. Each such option shall become exercisable one year after the date of grant, subject to continuing service as a director. Options granted pursuant to this paragraph shall be exercisable only during the time the optionee remains a director or within one year thereafter (but only to the extent vested at the date of termination of service and not beyond expiration of the option term).

           (c) RULES AND REGULATIONS: The Committee shall have full and complete authority to promulgate such rules and regulations as it deems necessary or desirable for administering and interpreting the Plan. Any determination, decision, computation or interpretation of the Plan by the Committee shall be conclusive as to any uninterested person.

           (d) INCENTIVE STOCK OPTION STATUS: The determination of whether options granted to employees under the Plan are intended to qualify as incentive stock options shall be made by the Committee at the time the option is granted. If an option is intended so to qualify, the fact shall be indicated in the stock option agreement for that option.

4.         ELIGIBILITY.

           The class of persons of the Company eligible to be granted options to purchase Stock hereunder shall be key employees and directors of the Company so designated by the Committee.

5.         STOCK SUBJECT TO Plan.

There shall be a total of One Million (1,000,000) shares of Stock subject to purchase upon the exercise of options granted under this 1996 Plan, as adjusted in accordance with Section 8. For options outstanding under the Plan, shares of Stock will be reserved for issuance from the Company's authorized but unissued Stock. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for the purposes of this Plan; provided, however, that no options will be granted under the Plan if, including the shares which are the subject of a proposed option, the total



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number of shares called for by all outstanding options under this Plan would cause the limit set forth in Rule 260.140.45 of the California Commissioner of Corporations, as in effect on March 29, 1996, to be exceeded.

6.         TERMS AND CONDITIONS OF OPTIONS.

           Each option granted under the Plan shall be evidenced by a stock option agreement between the optionee and the Company and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

           (a) OPTION PRICE. The price to be paid for the shares of Stock upon the exercise of an option shall be determined by the Committee at the time the option is granted, but shall in no event be less than one hundred percent (100%) of the fair market value of the shares of Stock on the date the option is granted (110% of the fair market value if the optionee is an employee who owns Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company) as determined by the Committee or, if a trading market exists for the Stock, the fair market value of the shares of Stock shall not be less than the closing price for the Stock as reported by the principal trading market for the Stock on the date the option is granted (or if there was no trade on such date, then the closing price on the most recent date on which trading in the Stock occurred).

           (b) PERIOD OF OPTION. The period or periods within which an option may be exercised shall be determined by the Committee at the time the option is granted but shall in no event exceed ten (10) years from the date the option is granted (five (5) years if the optionee is an employee who owns Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company).

           (c) PAYMENT FOR STOCK. Payment for each share of Stock purchased under an option shall be made at the time of purchase: (i) in cash; (ii) in shares of Stock, in good form for transfer, owned by the optionee; or (iii) by a combination of such Stock and cash; unless the Committee in its sole discretion requires that payment be made in cash. No shares of Stock shall be issued until full payment therefor has been made. No Stock acquired within six (6) months preceding the payment date pursuant to any Company stock option, stock purchase or other stock incentive plan shall be used in payment hereunder. An optionee's payment of income tax withholding upon exercise of an option, if required, may be made as set forth in (i), (ii), or (iii), above.

           (d) STOCK APPRECIATION RIGHTS. The Committee, in its discretion, may provide that any option by its terms may permit the participant, upon exercise of an option, to elect, in lieu of any of the following:

                     (i) cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised;

                     (ii) the number of full shares having an aggregate value equal to the cash amount calculated under alternative (i), above; or



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                     (iii) any combination of cash and Stock having an aggregate value equal to the cash amount calculated under alternative
                     (i), above.

           (e) NON-TRANSFERABILITY. An option shall be non-transferable, except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee.

           (f) NOT AN EMPLOYMENT AGREEMENT. Nothing in this Plan or in any option granted hereunder shall affect the right of the Company to terminate at any time and for any reason the employment of any employee to whom an option has been granted hereunder.

           (g) VALUE LIMITATION. The aggregate fair market value (determined as of the time the option is granted) of all shares of Stock subject to incentive stock options granted to any employee under this Plan and any other option plan of the Company in any calendar year shall not exceed the limits set forth in the Internal Revenue Code, as such as may be amended from time-to-time.

           (h) EFFECTIVE DATE OF GRANT. The date of grant of the options hereunder shall be deemed to be the date of action by the Committee, notwithstanding that the issuance of the option may be conditioned on the execution of a stock option agreement.

7.         STOCK ISSUANCE AND RIGHTS AS SHAREHOLDERS.

           Notwithstanding any other provision of the Plan, no optionee shall have any right as a shareholder of the Company until the date a stock certificate is issued.

8.         ADJUSTMENT OF SHARES.

           (a) STOCK DIVIDENDS, ETC. In the event of changes in the outstanding Stock of the Company by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations, spin-offs or like events (as determined by the Committee), an appropriate adjustment shall be made by the Committee in the number of shares of Stock reserved under the Plan and in the number of shares of Stock and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to what adjustments shall be made shall be conclusive.

           (b) MERGERS, ETC. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option granted hereunder shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the option granted hereunder or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option granted hereunder as to all of the optioned Stock, including shares of Stock as to which the option granted hereunder would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substantiation



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in the event of a merger or sale of assets, the Board shall notify the optionee that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option shall terminate upon the expiration of such period.

9.         SECURITIES LAW REQUIREMENTS.

           (a) INVESTMENT REPRESENTATION. The Committee may require any person, as a condition of either grant or the exercise of an option pursuant to this Plan, to represent and establish to the satisfaction of the Committee that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for distribution.

           (b) REGISTRATION REQUIREMENTS. No shares of Stock shall be issued upon the exercise of any option if counsel for the Company determines that there has not been met any applicable registration requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, any applicable listing requirement of any stock exchange of which the Stock is listed, any state securities law or any other applicable provision of the state or federal law.

           (c) INFORMATION TO OPTIONEES. The Company shall provide to each optionee, during the period for which he has one or more options outstanding, copies of all annual reports and other information which is provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of options under the Plan is limited to key employees whose duties in connection with the Company ensures their access to equivalent information.

10.        AMENDMENT.

           The Board may amend the Plan at any time, except that without the approval by vote or written consent of the holders of a majority of the Company's issued and outstanding shares, the number of shares of Stock that may be made available under the Plan shall not be increased, and the class of persons eligible to be granted options hereunder shall not be changed.

11.        SHAREHOLDER APPROVAL.

           This Plan is subject to the approval of the shareholders of the Company on or before March 29, 1996, and any stock option agreement entered into under this Plan before that approval shall contain a provision to the effect that the exercise of that option is subject to shareholder approval.

12.        TERMINATION.

           This Plan shall expire on March 29, 2006 and no options shall be granted hereunder after that date. The Board may terminate this Plan at any time, and no option hereunder shall be granted thereafter. Expiration or termination of the Plan shall not affect the validity of any option then outstanding.



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13.        EFFECTIVE DATE.

           Options may be granted hereunder beginning immediately, subject to
Section 11, above.



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